As filed with the Securities and Exchange Commission on May 12, 2023

No. 333-264671
No. 333-251376
No. 333-238059
No. 333-231386
No. 333-224787

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-264671
POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-251376
POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-238059
POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-231386
POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-224787

UNDER THE SECURITIES ACT OF 1933

OWENS & MINOR, INC.
(Exact name of registrant as specified in its charter)

Virginia	54-1701843
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

9120 Lockwood Boulevard, Mechanicsville, Virginia	23116
(Address of principal executive offices)	(Zip Code)

OWENS & MINOR, INC. 2018 STOCK INCENTIVE PLAN
(Full title of the plans)

Nicholas J. Pace, Esq.
Executive Vice President, General Counsel and Corporate Secretary
9120 Lockwood Boulevard
Mechanicsville, Virginia 23116
(Name and address of agent for service)
(804) 723-7000
(Telephone number, including area code, of agent for service)

It is respectfully requested that the Commission send copies of all notices, orders and communications to:

Timothy Cruickshank, P.C.
Kirkland & Ellis LLP
601 Lexington Avenue
New York, New York 10022
(212) 446-4800

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act:

Large accelerated filer	☒	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☐
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

DEREGISTRATION OF SECURITIES

These Post-Effective Amendments (these “Post-Effective Amendments”) filed by Owens & Minor, Inc. (the “Company” or the “Registrant”) relate to the following registration statements on Form S-8 (together, the “Registration Statements”):

•Registration Statement No. 333-264671, registering 3,216,759 shares of Common Stock, $2.00 par value (the “Common Stock”), of the Registrant issuable under the Owens & Minor, Inc. 2018 Stock Incentive Plan (as amended from time to time, “Prior Plan”);

•Registration Statement No. 333-251376, registering 1,000,000 shares of Common Stock issuable under the Prior Plan;

•Registration Statement No. 333-238059, registering 4,500,000 shares of Common Stock issuable under the Prior Plan;

•Registration Statement No. 333-231386, registering 840,000 shares of Common Stock issuable under the Prior Plan; and

•Registration Statement No. 333-224787, registering 3,600,000 shares of Common Stock issuable under the Prior Plan.

On May 11, 2023 (the “Approval Date”), the shareholders of the Registrant approved the Owens & Minor, Inc. 2023 Omnibus Incentive Plan (the “2023 Plan”). With effect from the Approval Date, no further awards will be granted under the Prior Plan. In accordance with the undertakings made by the Registrant in the Registration Statements to remove from registration, by means of a post-effective amendment, any of the securities of the Registrant registered under the Registration Statements which remain unsold at the termination of the offerings, the Registrant hereby removes from registration all of the securities that remain unsold under the Registration Statements as of the date hereof, if any. The Registration Statements are hereby amended, as appropriate, to reflect the deregistration of such securities. However, the Registration Statements will remain in effect for purposes of any outstanding awards granted under the Prior Plan and registered by the Registrant pursuant to the Registration Statements.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused these Post-Effective Amendments to the Registration Statements to be signed on its behalf by the undersigned, thereunto duly authorized in the County of Hanover, Commonwealth of Virginia, on May 12, 2023.

OWENS & MINOR, INC.

By:	/s/ Nicholas J. Pace
Name:	Nicholas J. Pace
Title:	Executive Vice President, General Counsel and Corporate Secretary

Pursuant to Rule 478 under the Securities Act of 1933, as amended, no other person is required to sign these Post-Effective Amendments.